                                                                   EXHIBIT 99.3

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------     -------------------------------------

                            GIVE THE
                            SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:   NUMBER OF--
--------------------------------------------
1. An individual's account  The individual
2. Two or more individuals  The actual owner
   (joint account)          of the account
                            or, if combined
                            funds, the first
                            individual on
                            the account(1)
3. Custodian account of a   The minor(2)
   minor (Uniform Gift to
   Minors Act)
4.a. The usual revocable    The grantor-
   savings trust (grantor   trustee(1)
   is also trustee)
b. So-called trust account  The actual
   that is not a legal or   owner(1)
   valid trust under state
   law
5. Sole proprietorship      The owner(3)
   account

                             GIVE THE EMPLOYER
                             IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:    NUMBER OF--
                                          ----
 6. Sole proprietorship      The owner(3)
    account
 7. A valid trust, estate    Legal entity
    or pension trust         (Do not furnish
                             the identifying
                             number of the
                             personal
                             representative
                             or trustee
                             unless the legal
                             entity itself is
                             not designated
                             in the account
                             title)(4)
 8. Corporate account        The corporation
 9. Partnership account      The partnership
    held in the name of the
    business
10. Association, club,       The organization
    religious, charitable,
    educational or other
    tax exempt organization
11. A broker or registered   The broker or
    nominee                  nominee
12. Account with the         The public
    Department of            entity
    Agriculture in the name
    of a public entity
    (such as a State or
    local government,
    school district or
    prison) that receives
    agricultural program
    payments
                                          ----


-------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.
(4) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number ("TIN") or you don't know your number obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on all interest, dividends and broker transactions payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.
 . An international organization or any agency or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . A trust exempt from tax under section 664 or described in Section 4947.
 . An entity registered at all times under the Investment Company Act of
   1940.
 . A foreign central bank of issue.
 . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S.
   and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) payments made by an ESOP.
Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Mortgage interest paid to you.
EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. COMPLETE THIS SUBSTITUTE FORM W-9 AS FOLLOWS:
ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN, DATE AND RETURN THE FORM TO THE PAYER.
 Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS. If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.